UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 27, 2024

(Date of earliest event reported)

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3811 Turtle Creek Blvd., Suite 2100, Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

214-427-1704

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2024 (the “Closing Date”), APLD ELN-02 Holdings LLC (the “Borrower”), a Delaware limited liability company and a subsidiary of Applied Digital Corporation, a Nevada corporation (the “Company”) entered into a promissory note (the “Promissory Note”) with Macquarie Equipment Capital, Inc., a Delaware corporation (the “Lender”). The Promissory Note, which was fully drawn on November 27, 2024, provides for a loan of $150 million (the “Loan”), which bears interest at 0.25% per annum, unless an Event of Default (as defined therein) has occurred and is continuing, in which case, (i) the principal of the Loan shall bear interest at (A) a rate of 14.75% above the then applicable interest rate for the first 30 days of such Event of Default and (B) a rate of 16.75% above the then applicable interest rate thereafter, (ii) all other amounts due under the Promissory Note shall bear interest at 2.00% per annum above the then applicable interest rate for the Loan for the first 30 days of such Event of Default and a rate of 4.00% annum above the then applicable interest rate for the Loan thereafter. The Promissory Note matures on the earlier of (i) the date of acceleration of the Loan or (ii) May 27, 2026; however, to the extent that the ELN-02 Project (as defined therein) is not completed by December 6, 2025, the Borrower must mandatorily prepay the full outstanding principal balance of the Promissory Note together with accrued interest to the date of prepayment on the principal amount prepaid and any other amounts then due and payable.

The Borrower may voluntarily prepay all or part of the Promissory Note at any time with no less than three (3) business days’ notice with accrued interest to the date of prepayment on the principal amount prepaid, so long as, with respect to the portion of the Loan then being prepaid, in each case, such prepayment is accompanied by the payment of amounts sufficient to achieve a rate of return that equals or exceeds (i) 1.11 to 1.00 if such prepayment occurs on or prior to the date that is four months after the Closing Date, (ii) 1.20 to 1.00 if such prepayment occurs after the date that is four months after the Closing Date but on or prior to the date that is seven months after the Closing Date, or (iii) 1.35 to 1.00 if such prepayment occurs after the date that is seven months after the Closing Date. The same 1.35x return hurdle applies to repayment at maturity.  Amounts repaid under the Promissory Note will not be available to be re-borrowed.

Proceeds of the loan under the Promissory Note will be used, in part, to prepay in full and terminate (i) all obligations of APLD Holdings 2 LLC (the “Parent Guarantor”) a Delaware limited liability company and a subsidiary of the Company, under that certain Promissory Note, dated June 7, 2024 in favor of CIM APLD Lender Holdings, LLC (as amended, the “CIM Note”) and (ii) all obligations of the Company under that certain Prepaid Advance Agreement, dated March 27, 2024, in favor of YA II PN, LTD (the “March PAA”) and that certain promissory note issued on March 27, 2024 thereunder (the “March Note”).

In connection with the Loan, the Parent Guarantor, as parent of the Borrower, has (i) entered into a pledge agreement in favor of the Lender (the “Pledge Agreement”) pursuant to which the Parent Guarantor pledged a continuing security interest in all of the membership interests of the Borrower and all related Proceeds (as defined in the Pledge Agreement) therefrom (the “Pledged Collateral”) and (ii) provided a limited guarantee (the “Limited Parent Guarantee”) in favor of the Lender that includes certain covenants that limit the Parent Guarantor’s ability to transfer or dispose of any Pledged Collateral granted thereunder, grant certain liens or allow its subsidiaries to sell or otherwise transfer assets to their affiliates, subject to certain specified exceptions in each case. In addition, certain subsidiaries of Parent Guarantor (each, a “Grantor,” and collectively, the “Grantors”) have entered into a guarantee and collateral agreement in favor of the Lender (the “Guarantee and Collateral Agreement”) pursuant to which each Grantor pledged a continuing security interest in substantially all of its respective assets except for Excluded Assets (as defined in the Guarantee and Collateral Agreement). Certain of the Grantors will also grant mortgages to the Lender over certain properties.

As partial consideration for the Loan under the Promissory Note, on November 27, 2024 the Company issued to the Lender warrants (the “Warrants”) to purchase up to 1,035,197 shares of common stock of the Company, par value $0.001 (the “Common Shares”) in a private placement pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants will be exercisable from and after the date that is six months following the date of issuance thereof and will have a five and one-half-year term. The Warrants will have an exercise price of $9.66 per share, which exercise price must be paid in cash. The Warrants contain customary anti-dilution provisions for corporate actions such as stock dividends and stock splits.

The foregoing descriptions of the Warrants, the Promissory Note, the Limited Parent Guarantee, the Guarantee and Collateral Agreement and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each agreement, filed as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference herein in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Warrants and the underlying Common Shares is incorporated by reference herein in its entirety.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Common Shares, nor shall there be an offer, solicitation or sale of the Common Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 8.01 Other Events.

On December 2, 2024, the Company issued a press release (the “Press Release”) announcing the entry into the Promissory Note. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the repayment and termination of the CIM Note and the March Note is incorporated by reference herein in its entirety.

Forward-Looking Statements

This Current Report on Form 8-K and other reports filed by the Company from time to time with the SEC contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and the closing of the transaction described herein. These statements use words, and variations of words, such as “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including the Company’s evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, (iii) statements of assumptions underlying other statements and statements about the Company or its business and (iv) the Company’s ability to effectively apply the net proceeds from the transaction as described above. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third-party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant.
10.1*	Promissory Note, dated November 27, 2024, issued by APLD ELN-02 Holdings LLC and payable to Macquarie Equipment Capital, Inc.
10.2	Limited Parent Guarantee, dated November 27, 2024, issued by APLD Holdings 2 LLC in favor of Macquarie Equipment Capital, Inc.
10.3**	Guarantee and Collateral Agreement, dated November 27, 2024, by and among APLD ELN-02 Holdings LLC, APLD ELN-02 LLC, APLD ELN-02 A LLC, APLD ELN-02 B LLC, APLD ELN-02 C LLC and Macquarie Equipment Capital, Inc.
10.4	Pledge Agreement, dated November 27, 2024, issued by APLD Holdings 2 LLC in favor of Macquarie Equipment Capital, Inc.
99.1	Press Release dated December 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

** The schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 2, 2024	By:	/s/ Saidal L. Mohmand
	Name:	Saidal L. Mohmand
	Title:	Chief Financial Officer

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